                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [_]
Check the appropriate box:
[_] Preliminary proxy statement                 [_] Confidential, for Use of
                                                    the Commission Only (as
                                                    permitted by Rule 14a-
                                                    6(e)(2))
[X] Definitive proxy statement
[_] Definitive additional materials
[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               -----------------

                            STERLING COMMERCE, INC.
               (Name of Registrant as specified in Its Charter)

                               -----------------

Payment of filing fee (Check the appropriate box):
[X] No Fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transactions applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount previously paid:
    (2) Form, Schedule or Registration Statement no.:
    (3) Filing Party:
    (4) Date Filed:

                            STERLING COMMERCE, INC.
                         8080 NORTH CENTRAL EXPRESSWAY
                                  SUITE 1100
                              DALLAS, TEXAS 75206

                                                               January 21, 1997

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Sterling Commerce, Inc. to be held at the Company's offices at 4600 Lakehurst Court, Dublin, Ohio, South Building, on Thursday, February 27, 1997, commencing at 10:00 a.m., local time. All stockholders of record as of January 16, 1997 are entitled to vote at the Annual Meeting.

  This has been an exciting year for our Company, with the initial public offering in March 1996 and the spin-off of the Company from Sterling Software, Inc. in September 1996. This will be the first Annual Meeting of Stockholders of Sterling Commerce, Inc. since becoming an independent public company.

  At the Annual Meeting, you will be asked to elect two Class A directors for terms expiring at the Company's Annual Meeting of Stockholders in 2000. The Company's Board of Directors unanimously recommends a vote "FOR" the election of the two persons nominated to serve as directors.

  We hope that you will be able to attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, sign, date and return the enclosed proxy card without delay.

                                          Sincerely,

                                          Sterling L. Williams
                                          Chairman of the Board

                            STERLING COMMERCE, INC.
                         8080 NORTH CENTRAL EXPRESSWAY
                                  SUITE 1100
                              DALLAS, TEXAS 75206

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 27, 1997

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Sterling Commerce, Inc. (the "Company") will be held at the Company's offices at 4600 Lakehurst Court, Dublin, Ohio, South Building, on Thursday, February 27, 1997, commencing at 10:00 a.m., local time, for the following purposes:

  1. The election of two Class A directors for terms expiring at the Company's Annual Meeting of Stockholders in 2000; and

  2. To consider and vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

  The close of business on January 16, 1997 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof. For a period of at least ten days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting shall be open to the examination of any stockholder during ordinary business hours at the offices of the Company at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206 prior to February 24, 1997, and thereafter at 300 Crescent Court, Suite 1200, Dallas, Texas 75201.

  Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

  YOUR VOTE IS IMPORTANT. STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                          Jeannette P. Meier
                                          Secretary

Dallas, Texas
January 21, 1997

                            STERLING COMMERCE, INC.
                         8080 NORTH CENTRAL EXPRESSWAY
                                  SUITE 1100
                              DALLAS, TEXAS 75206

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD FEBRUARY 27, 1997

                               ----------------

                                  BACKGROUND

  Sterling Commerce, Inc. (the "Company") was incorporated in December 1995 as a wholly owned subsidiary of Sterling Software, Inc. ("Sterling Software"). The Company completed its initial public offering (the "Offering") on March 13, 1996. Pursuant to the Offering, the Company sold to the public 1,800,000 previously unissued shares of Common Stock, $0.01 par value, of the Company ("Common Stock"), and Sterling Software sold to the public 12,000,000 of the 73,200,000 shares of the Company's Common Stock then owned by it.

  On September 23, 1996, the Board of Directors of Sterling Software declared a special dividend consisting of the distribution (the "Distribution") of all shares of the Company's Common Stock held by Sterling Software on September 30, 1996, payable pro rata to the holders of record of Sterling Software's common stock as of the close of business on such latter date. As a result, effective September 30, 1996, the Company ceased to be a subsidiary of Sterling Software.

                      SOLICITATION AND VOTING OF PROXIES

  This Proxy Statement is furnished in connection with the solicitation, on behalf of the Board of Directors (the "Board") of the Company, of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Company's offices at 4600 Lakehurst Court, Dublin, Ohio, South Building, on Thursday, February 27, 1997, commencing at 10:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned. This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying proxy card are first being mailed to stockholders on or about January 21, 1997.

  At the Meeting, the stockholders of the Company will be asked to consider and vote upon (i) the election of two Class A directors of the Company for terms expiring at the Company's Annual Meeting of Stockholders in 2000, and
(ii) such other matters as may properly come before the Meeting or any adjournment thereof.

  All shares represented by valid proxies, unless the stockholder otherwise specifies, will be voted FOR (i) the election of the two persons named under "Election of Directors" as nominees for election as Class A directors of the Company for terms expiring at the Company's Annual Meeting of Stockholders in 2000, and (ii) at the discretion of the proxy holders with regard to any other matter that may properly come before the Meeting or any adjournment thereof. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly.

  The proxy may be revoked at any time by providing written notice of such revocation to The First National Bank of Boston, P.O. Box 9381, Boston, Massachusetts 02205-9956, which notice must be received prior to the Meeting. If notice of revocation is not received prior to the Meeting, a stockholder may nevertheless revoke a proxy if he or she attends the Meeting and desires to vote in person.

                       RECORD DATE AND VOTING SECURITIES

  The close of business on January 16, 1997 is the record date (the "Record Date") for determining the stockholders entitled to vote at the Meeting, at which time the Company had issued and outstanding 75,000,000 shares of Common Stock. The Common Stock constitutes the only outstanding class of voting securities of the Company entitled to be voted at the Meeting.

                               QUORUM AND VOTING

  The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Each share of Common Stock represented at the Meeting, in person or by proxy, will be counted toward a quorum. If a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained. Each share of Common Stock is entitled to one vote with respect to each proposal (including the election of directors) to be voted on at the Meeting. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Meeting.

  The accompanying proxy card is designed to permit each record holder of Common Stock as of the close of business on the Record Date to vote in the election of directors as described in this Proxy Statement. The proxy card provides space for a stockholder to vote in favor of, or to withhold authority to vote for, any or all nominees for election to the Board.

  To be elected, each nominee must receive the affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting, in person or by proxy. Instructions to withhold authority to vote for any nominee will be counted as present for the purposes of determining a quorum, but will have the effect of a vote against the nominee for which the vote was withheld.

                  PARTICIPANTS IN THE STERLING COMMERCE, INC.
                           SAVINGS AND SECURITY PLAN

  A participant in the Sterling Commerce, Inc. Savings and Security Plan (the "Savings Plan") will receive a voting instruction card relating to the shares allocated to such participant in the Savings Plan. The voting instruction card serves as voting instructions to the trustee of the Savings Plan. If a participant holds Common Stock outside of the Savings Plan, such participant will also receive, in a separate mailing, a proxy card relating to those shares. In order for all shares owned by, or allocated under the Savings Plan to, a participant to be voted at the Meeting in accordance with such participant's direction, the proxy card and the voting instruction card received by the participant will need to be signed and returned to The First National Bank of Boston. Information in the voting instruction card will not be disclosed to the Company.

                             ELECTION OF DIRECTORS

  The Company's Certificate of Incorporation provides for a Board of Directors divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year at the Company's Annual Meeting of Stockholders. Each class of directors is elected for a term of three years except in the case of elections to fill vacancies or newly created directorships.

NOMINEES FOR DIRECTOR

  Honor R. Hill and Evan A. Wyly are the directors whose terms expire at the Meeting, each of whom has been nominated for reelection to serve for a term expiring at the Company's Annual Meeting of Stockholders in 2000 or until his or her successor has been duly elected and qualified. It is intended that the persons named in the proxy will vote for the reelection of each of the two nominees. Each of the nominees has indicated his or her willingness to serve as a member of the Board if elected. However, in case any nominee should become unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote the proxy for a substitute nominee. Proxies cannot be voted for more than two nominees.

  The Class A directors who are nominees for reelection at the Meeting are as follows:

  Honor R. Hill, age 55. Mrs. Hill has served as a director of the Company since March 1996. She has been a listed Christian Science practitioner since 1986 and a Christian Science lecturer since 1994. Mrs. Hill, who has an honors degree in English from the University of Calgary in Alberta, served on the Board of Trustees of the Christian Science Publishing Society, the publications of which include the Christian Science Monitor, during its 1993-1994 term. Mrs. Hill is a member of the Audit Committee and the Special Stock Option Committee of the Board.

  Evan A. Wyly, age 35. Mr. Wyly has served as a director of the Company since December 1995. He has been a partner of Maverick Capital, Ltd., an investment fund management company, since 1991. In 1988, he founded Premier Partners, Incorporated, a private investment firm, and served as President prior to joining Maverick Capital, Ltd. Mr. Wyly also serves as a director and officer of Sterling Software and as a director and officer of Michaels Stores, Inc., a specialty retail chain ("Michaels Stores"). Sam Wyly is Evan Wyly's father.

CURRENT DIRECTORS

  The current Class B directors of the Company, who are not standing for reelection at the Meeting and whose terms will expire at the Company's Annual Meeting of Stockholders in 1998, are as follows:

  Warner C. Blow, age 59. Mr. Blow has served as the Company's President since December 1995 and as Chief Executive Officer and a director of the Company since October 1996. From December 1995 until October 1996, he also served as Chief Operating Officer of the Company. Prior to December 1995, Mr. Blow served as President of Sterling Software's Electronic Commerce Group (the predecessor of the Company) from July 1993 and as an Executive Vice President of Sterling Software from October 1989. Prior to July 1993, Mr. Blow also served as President of Sterling Software's former EDI Group.

  Robert E. Cook, age 55. Mr. Cook has served as a director of the Company since March 1996. Prior to July 1993, Mr. Cook served as Chairman and a director of Systems Center, Inc., a computer software company that was acquired by Sterling Software in July 1993. Mr. Cook currently also serves as Chairman of the Board of ROADSHOW International, Inc., a privately held provider of computer-based routing solutions for private fleet operations, and is an officer of Pitchfork Development, Inc., a privately held, Utah-based, real estate development company. Mr. Cook is the Chairman of the Audit Committee and a member of the Special Stock Option Committee of the Board.

  Charles J. Wyly, Jr. age 63. Mr. Wyly has served as a director of the Company since December 1995. Mr. Wyly co-founded Sterling Software in 1981 and since such time has served as a director, and as Vice Chairman of Sterling Software since 1984. He served as an officer and director of University Computing Company, a computer software and services company, from 1964 to 1975, including President from 1969 to 1973. Mr. Wyly and his brother, Sam Wyly, founded Earth Resources Company, an oil refining and silver mining company, and Charles J. Wyly, Jr. served as Chairman of the Board from 1968 to 1980. Mr. Wyly served as Vice Chairman of the Bonanza Steakhouse chain from 1967 to 1989. Mr. Wyly currently serves as Vice Chairman of Michaels Stores. Mr. Wyly is a member of the Executive Committee and the Stock Option Committee of the Board.

  The current Class C directors of the Company, who are not standing for reelection at the Meeting and whose terms will expire at the Company's Annual Meeting of Stockholders in 1999, are as follows:

  Sterling L. Williams, age 53. Mr. Williams has served as Chairman of the Board of the Company and a director since December 1995 and served as Chief Executive Officer of the Company from December 1995 until

October 1996. Mr. Williams co-founded Sterling Software in 1981, and since such time has served and continues to serve as President, Chief Executive Officer and a director of Sterling Software. Mr. Williams also currently serves as a director of INPUT, an information technology market research company. Mr. Williams is a member of the Executive Committee and the Stock Option Committee of the Board.

  Sam Wyly, age 62. Mr. Wyly has served as a director of the Company since December 1995. Mr. Wyly co-founded Sterling Software in 1981 and since such time has served as Chairman of the Board and a director of Sterling Software. In 1963, Mr. Wyly founded University Computing Company, a computer software and services company, and served as President or Chairman from 1963 until 1979. University Computing created a computer utility network, one of the earliest and most successful marriages of computing and telecommunications. University Computing was one of the original participants in the software products industry in the late 1960s when the then market-dominant IBM unbundled computer hardware and software. In 1968, Mr. Wyly founded Datran, Inc., which was envisioned as the nation's first all-digital switched "telephone company for computers" and contributed to the break up of AT&T's telephone monopoly and the resulting benefits of increased competition in the telecommunications industry. These Wyly-founded companies are among the forerunners of today's electronic commerce industry. Mr. Wyly co-founded Earth Resources Company, an oil refining and silver mining company, and served as its Executive Committee Chairman from 1968 to 1980. Mr. Wyly and his brother, Charles J. Wyly, Jr., bought the 20 restaurant Bonanza Steakhouse chain in 1967. It grew to approximately 600 restaurants by 1989, during which time
Sam Wyly served as Chairman. Sam Wyly currently serves as Chairman of Michaels Stores, a specialty retail chain (which has grown from 70 to 525 stores in 12 years of Wyly control), and as a partner of Maverick Capital, Ltd., an investment fund management company. Sam Wyly is the Chairman of the Executive Committee and a member of the Stock Option Committee of the Board.

BOARD OF DIRECTORS AND COMMITTEES

  General. The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met or acted by unanimous written consent 15 times during the fiscal year ended September 30, 1996. During fiscal 1996, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he or she was a director.

  The Board has established executive, audit and stock option committees to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during fiscal 1996 are set forth below.

  Executive Committee. The Executive Committee is empowered to act on any matter except those matters specifically reserved to the full Board by applicable law. Sam Wyly (Chairman), Charles J. Wyly, Jr. and Sterling L. Williams are the current members of the Executive Committee. The Executive Committee met or acted by unanimous written consent four times during fiscal 1996. The Executive Committee was responsible for determining executive compensation for fiscal 1996 except for decisions relating to grants of stock options under the Company's stock option plan.

  Audit Committee. The Audit Committee recommends to the Board the appointment of the firm selected to serve as independent auditors of the Company and its subsidiaries and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent auditors the Company's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; evaluates issues having a potential financial impact on the Company which may be brought to its attention by management, the independent auditors or the Board; and evaluates public financial reporting documents of the Company. Robert E. Cook (Chairman) and Honor R. Hill are the current members of the Audit Committee. The Audit Committee met one time during fiscal 1996.

  Stock Option Committee and Special Stock Option Committee. The Stock Option Committee and the Special Stock Option Committee (collectively, the "Option Committees") administer the Company's 1996 Stock Option Plan (the "Stock Option Plan"). In this capacity, the Option Committees have the authority, subject to certain restrictions set forth in the Stock Option Plan, to determine from time to time the individuals to whom options are granted under the Stock Option Plan, the number of shares covered by each option grant, the time or times at which options become exercisable and other terms and conditions of such options. Although each of the Option Committees has the authority under the Stock Option Plan to make grants of options to any eligible participant, it is anticipated that the Stock Option Committee will make grants to those participants who are neither executive officers nor directors of the Company and the Special Stock Option Committee will make grants to those participants who are executive officers of the Company or members of the Board. Sam Wyly, Charles J. Wyly, Jr. and Sterling L. Williams are the current members of the Stock Option Committee. Honor R. Hill and Robert E. Cook are the current members of the Special Stock Option Committee. The Stock Option Committee met or acted by unanimous written consent three times during fiscal 1996. The Special Stock Option Committee met or acted by unanimous written consent seven times during fiscal 1996.

  Other. The Company does not have a nominating or compensation committee. The functions customarily attributable to a nominating committee are performed by the Board as a whole, and the functions customarily attributable to a compensation committee generally are performed by the Executive Committee and the Option Committees.

DIRECTOR COMPENSATION

  Each director of the Company who is not also an employee of the Company or any of its subsidiaries receives an annual fee of $30,000 plus $3,000 for each meeting of the Board or a committee thereof that he or she attends during the fiscal year. All directors are reimbursed for their out-of-pocket expenses incurred in connection with the attendance at meetings of the Board and Board committees and other activities relating thereto. Directors are also eligible to receive discretionary grants of options to purchase shares of Common Stock under the terms of the Company's Stock Option Plan. During fiscal 1996, Sterling L. Williams received options to purchase 3,000,000 shares of Common Stock. See "Management Compensation--Option Grants During Fiscal 1996." Additionally, in fiscal 1996, Sam Wyly, Charles J. Wyly, Jr., Evan A. Wyly, Robert E. Cook and Honor R. Hill received options to purchase 3,000,000; 1,600,000; 200,000; 100,000 and 100,000 shares of Common Stock, respectively.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information regarding the beneficial ownership of Common Stock by each director of the Company (which includes all nominees), each of the Named Executive Officers (as defined below) and the directors and executive officers of the Company as a group. To the Company's knowledge, no person owns 5% or more of the outstanding shares of Common Stock. Unless otherwise indicated, each person listed below has sole voting and investment power with respect to such shares.

                                                   SHARES OF COMMON STOCK
                                                   OWNED BENEFICIALLY(1)
                                                 ------------------------------
   NAME                                           NUMBER       PERCENT OF CLASS
   ----                                          ---------     ----------------
Sterling L. Williams...........................  1,006,370(2)        1.3%
Warner C. Blow.................................      7,213(3)          *
Paul L. H. Olson...............................      6,939(4)          *
Stephen R. Perkins.............................        579(5)          *
J. Brad Sharp..................................      3,917(6)          *
Sam Wyly.......................................  1,269,442(7)        1.7
Charles J. Wyly, Jr............................  1,589,846(8)        2.1
Evan A. Wyly...................................    134,479             *
Robert E. Cook.................................     11,943(9)          *
Honor R. Hill..................................          0            --
All executive officers and directors as a group
 (20 persons)..................................  3,718,118(10)       4.9%

--------
  * Less than 1%
 (1) The number of shares shown includes outstanding shares owned by the person indicated on December 31, 1996 and shares underlying options owned by such person on December 31, 1996 that were exercisable within 60 days of such date. Persons holding shares of Common Stock pursuant to the Savings Plan generally have sole voting power, but not investment power, with respect to such shares.
 (2) Includes 1,000,000 shares of Common Stock that may be acquired upon exercise of options granted under the Stock Option Plan.
 (3) Includes 5,063 shares of Common Stock held pursuant to the Savings Plan.
 (4) Includes 1,482 shares of Common Stock held pursuant to the Savings Plan and 159 shares of Common Stock owned by Mr. Olson's son.
 (5) Includes 579 shares of Common Stock owned pursuant to the Savings Plan.
 (6) Includes 1,917 shares of Common Stock owned pursuant to the Savings Plan.
 (7) Includes 570,909 shares of Common Stock owned by family trusts of which Sam Wyly is trustee and 698,533 shares of Common Stock (477,780 of which are also beneficially owned by Charles J. Wyly, Jr.) held of record by two limited partnerships of which Sam Wyly is a general partner.
 (8) Includes 703,447 shares of Common Stock owned by family trusts of which Charles J. Wyly, Jr. is trustee and 886,399 shares of Common Stock (477,780 of which are also beneficially owned by Sam Wyly) held of record by two limited partnerships of which Charles J. Wyly, Jr. is a general partner.
 (9) Includes 1,592 shares of Common Stock held by a trust of which Robert E. Cook is a trustee and has shared voting and investment power.
(10) Includes 13,949 shares of Common Stock held pursuant to the Savings Plan by executive officers of the Company not named in the table above.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information regarding compensation paid or accrued for services rendered to the Company and its subsidiaries during each of the Company's last two fiscal years, to the Chief Executive Officer and each of the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers"), based on salary and bonus earned during the Company's fiscal year ended September 30, 1996.

  Prior to the completion of the Offering, Mr. Williams did not receive compensation or benefits from the Company or any of its subsidiaries. Rather, he was compensated by Sterling Software. The information in the following table with respect to Mr. Williams for fiscal 1995 is based on salary and bonus paid or accrued for services rendered to Sterling Software and its subsidiaries (including the Company) during Sterling Software's fiscal year ended September 30, 1995, and for fiscal 1996 is based on salary and bonus paid or accrued for services rendered to the Company and its subsidiaries from the completion of the Offering through September 30, 1996.

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                ANNUAL COMPENSATION           AWARDS
                                         --------------------------------- ------------
                                                                            SECURITIES
                                                            OTHER ANNUAL    UNDERLYING   ALL OTHER
NAME AND PRINCIPAL POSITION  FISCAL YEAR  SALARY  BONUS(1) COMPENSATION(2)  OPTIONS(3)  COMPENSATION
---------------------------  ----------- -------- -------- --------------- ------------ ------------
Sterling L. Williams....        1996     $250,000 $250,000           0      3,000,000           0
 Chairman of the                1995      750,000  450,000    $168,833(5)     650,000     $33,900
 Board(4)
Warner C. Blow..........        1996      401,550  223,667     157,680(6)   1,000,000      13,950(7)
 President and Chief            1995      348,000  251,114      93,293(8)      75,000       7,233
 Executive Officer(4)
Paul L. H. Olson........        1996      231,000  121,409       3,818(9)     200,000       6,130(10)
 Senior Vice President          1995      185,000  126,901         668(9)           0       4,500
 and President, Commerce
 Services Group
Stephen R. Perkins......        1996      202,964  102,889      19,243(9)     180,000       6,560(11)
 Senior Vice President          1995      173,000   84,909         668(9)       4,100       4,500
 and President,
 Communications Software
 Group
J. Brad Sharp...........        1996      185,500  137,640       1,286(9)     160,000       5,036(12)
 Senior Vice President          1995      143,000  109,215         668(9)           0       4,500
 and President,
 Interchange Software
 Group

--------
 (1) Reflects bonus earned during the fiscal year. In some instances, all or a portion of the bonus has been or will be paid during the succeeding fiscal year.
 (2) Excludes perquisites and other personal benefits if the aggregate amount of such compensation is less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for such Named Executive Officer.
 (3) For fiscal 1995, reflects options issued by Sterling Software to acquire shares of Sterling Software's common stock. For fiscal 1996, reflects options to acquire shares of Common Stock of the Company. The Company has not granted stock appreciation rights.
 (4) Sterling L. Williams served as Chief Executive Officer during fiscal 1996. In October 1996, Mr. Williams resigned from that position and Warner C. Blow was elected Chief Executive Officer of the Company.
 (5) Includes $47,897 paid for medical reimbursements, a $44,222 bonus in the form of a housing allowance and a $55,541 payment to cover taxes.
 (6) Includes $43,145 in incentive travel and a $63,673 payment to cover taxes.
 (7) Consists of $4,500 in contributions to Sterling Software's Savings and Security Plan and $9,450 in respect of premiums on a life insurance policy for Mr. Blow's benefit.
 (8) Includes $46,724 in incentive travel and a $39,969 payment to cover taxes.
 (9) Consists of reimbursements for the payment of taxes.
(10) Consists of $4,500 in contributions to Sterling Software's Savings and Security Plan and $1,630 in respect of premiums on a life insurance policy for Mr. Olson's benefit.
(11) Consists of $4,500 in contributions to Sterling Software's Savings and Security Plan and $2,060 in respect of premiums on a life insurance policy for Mr. Perkins' benefit.
(12) Consists of $4,500 in contributions to Sterling Software's Savings and Security Plan and $536 in respect of premiums on a life insurance policy for Mr. Sharp's benefit.

OPTION GRANTS DURING FISCAL 1996

  The following table provides information related to options to purchase Common Stock granted by the Company to the Named Executive Officers during fiscal 1996.

                                          INDIVIDUAL GRANTS
                         ---------------------------------------------------
                                                                             POTENTIAL REALIZABLE VALUE
                                    PERCENTAGE OF                             AT ASSUMED ANNUAL RATES
                         NUMBER OF  TOTAL OPTIONS                                  OF STOCK PRICE
                         SECURITIES  GRANTED TO                               APPRECIATION FOR OPTION
                         UNDERLYING   EMPLOYEES                                       TERM(3)
                          OPTIONS     IN FISCAL   EXERCISE                   --------------------------
NAME                     GRANTED(1)     1996      PRICE(2)  EXPIRATION DATE       5%           10%
----                     ---------- ------------- -------- ----------------- ------------ -------------
Sterling L. Williams.... 3,000,000      41.8%      $24.00  February 12, 2006 $ 45,280,413 $ 114,749,457
Warner C. Blow.......... 1,000,000      13.9        24.00  February 12, 2006   15,093,471    38,249,819
Paul L.H. Olson.........   200,000       2.8        24.00  February 12, 2001    1,326,152     2,930,448
Stephen R. Perkins......   180,000       2.5        24.00  February 12, 2001    1,193,536     2,637,403
J. Brad Sharp...........   160,000       2.2        24.00  February 12, 2001    1,060,921     2,344,358

--------
(1) Reflects options to acquire shares of Common Stock. The Company has not granted stock appreciation rights.
(2) The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Board, or Special Stock Option Committee in its discretion. The exercise price was equal to the fair market value of the Common Stock on the date of grant.
(3) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions contained in some of the options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to four years. The use of the assumed 5% and 10% annual rates of stock price appreciation are established by the Securities and Exchange Commission (the "SEC") and is not intended by the Company to forecast possible future appreciation of the price of the Common Stock.

OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR-END OPTION VALUES

  The following table provides information related to options to purchase Common Stock issued by the Company and exercised by the Named Executive Officers during fiscal 1996 and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                  NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED          IN-THE-MONEY
                                                        OPTIONS                     OPTIONS
                           SHARES               AT SEPTEMBER 30, 1996(1)   AT SEPTEMBER 30, 1996(2)
                         ACQUIRED ON  VALUE   ---------------------------- -------------------------
NAME                     EXERCISE(3) REALIZED EXERCISABLE(4) UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- -------- -------------- ------------- ----------- -------------
Sterling L. Williams....           0       --              0   3,000,000             0  $16,500,000
Warner C. Blow..........           0       --              0   1,000,000             0    5,500,000
Paul L. H. Olson........           0       --              0     200,000             0    1,100,000
Stephen R. Perkins......           0       --              0     180,000             0      990,000
J. Brad Sharp...........           0       --              0     160,000             0      880,000

--------
(1) The Company has not granted stock appreciation rights.
(2) In accordance with SEC regulations, value was determined based upon the per share closing price for Common Stock as reported by the New York Stock Exchange on September 30, 1996 ($29 1/2) multiplied by the number of shares of Common Stock of the Company underlying such options.
(3) No options to purchase Common Stock were exercised during the fiscal year ended September 30, 1996.
(4) No options to purchase Common Stock were exercisable at September 30, 1996.

SERP II

  In connection with its acquisition of Informatics General Corporation in 1985, Sterling Software retained the Informatics Supplemental Executive Retirement Plan II ("SERP II"). Warner C. Blow is the only employee of the Company who participates in SERP II. No other employee, including the other Named Executive Officers, participates, or will be eligible to participate, in SERP II. As of September 30, 1996, Mr. Blow had accrued approximately twenty-two years of service under SERP II. The annual benefit payable upon retirement at age 65 or above under SERP II is equal to the lesser of the following amounts: (i) 2% of the participant's "final average pay," which is equal to the highest average of the participant's base salary plus the participant's bonuses (up to a maximum bonus amount not to exceed 50% of the participant's base salary) over three consecutive years of service times the participant's years of service and (ii) 50% of the final average pay less the annuity equivalent of the participant's account balance under the Sterling Software, Inc. Subsidiary Retirement Plan as of June 30, 1987 (plus interest at an assumed rate) and the annuity equivalent of the assumed Sterling Software matching contribution under Sterling Software's Savings and Security Plan (the "Sterling Software Savings Plan") thereafter, plus interest at an assumed rate (collectively, the "annuity offset"). Benefits paid under SERP II are adjusted in the event of disability or retirement prior to age 65. Benefits are also adjusted annually, upward or downward, to the extent that the increase or decrease, if any, in the Consumer Price Index for the preceding calendar year over the Consumer Price Index for the next preceding calendar year exceeds 5%. Amounts paid under SERP II are taxable as income. SERP II is not funded and benefits are paid as they become due. Benefits under SERP II are paid in the form of a joint and 50% survivor annuity. The Company has assumed the obligations of Sterling Software under SERP II with respect to Mr. Blow.

  The following table shows the estimated annual benefits payable upon retirement at age 65 to the participant in SERP II for the indicated level of three-year average annual compensation and various periods of service. The amounts shown in the table may be subject to the annuity offset, the amount of which will depend on the pay history of the participant and the return on the Sterling Software Savings Plan.

                                                  YEARS OF SERVICE
                                    --------------------------------------------
REMUNERATION                           15       20       25       30       35
------------                        -------- -------- -------- -------- --------
$600,000........................... $180,000 $240,000 $300,000 $300,000 $300,000
 700,000...........................  210,000  280,000  350,000  350,000  350,000
 800,000...........................  240,000  320,000  400,000  400,000  400,000
 900,000...........................  270,000  360,000  450,000  450,000  450,000

CHANGE-IN-CONTROL AND SEVERANCE AGREEMENTS

  The Company has entered into an agreement (a "Change-in-Control Agreement") with fourteen of its executive officers, including each of the Named Executive Officers, which agreements provide for certain payments and benefits upon the termination of the employment of such persons with the Company following a Change in Control (as defined in such agreements). Each of the Change-in-Control Agreements covers termination within a specified number of years after the date of a Change in Control and requires the Company to pay to such executive officer, if prior to such expiration his or her employment is terminated with or without cause by the Company (other than upon such executive officer's death) or by such executive officer upon the occurrence of certain constructive termination events, a lump sum amount equal to a multiple of such executive officer's annual salary, bonus and cash incentive compensation preceding such termination and to continue certain benefits for a specified number of months. The specified number of years, the multiple and the specified number of months referred to in the immediately preceding sentence are five, 500% and 60, respectively, in the case of Mr. Williams; four, 400% and 48, respectively, in the case of Mr. Blow; and two, 200% and 24, respectively, in the case of each of the other Named Executive Officers. In addition, if any payments (including payments under the Change-in-Control Agreement) to such executive officer are determined to be "excess parachute payments" under the Internal Revenue Code of 1986, as amended (the "Code"), such executive officer would be entitled to receive an additional payment (net of income taxes) to compensate such executive officer for the excise tax imposed by the Code on such payments.

  The Company has entered into an agreement, as amended (the "Chairman Agreement"), with Sterling L. Williams, providing for a minimum base salary (subject to mutually agreeable annual increases) and certain benefits plus such bonuses and other benefits which the Company and Mr. Williams may agree upon. Mr. Williams' base salary for fiscal 1997 is $650,000. Under the terms of the Chairman Agreement, upon termination of Mr. Williams' employment as Chairman of the Board of the Company by (i) the Company (with or without cause) or (ii) Mr. Williams as a result of a reduction in his compensation or of the nature or scope of his authority or duties, the Chairman Agreement will convert into a five-year consulting agreement. In such event, Mr. Williams would be entitled to continue receiving compensation and certain benefits at the levels specified in the Chairman Agreement. Prior to the expiration of its five-year term, the consulting agreement could be terminated by Mr. Williams at any time and by the Company at Mr. Williams' death. In the event of termination of Mr. Williams' employment following a Change in Control, at Mr. Williams' option, the terms of his Change-in-Control Agreement may govern the termination in lieu of conversion of the Chairman Agreement into a consulting agreement. In the event of a Change in Control following conversion of the Chairman Agreement into a consulting agreement, Mr. Williams would have the option of terminating the consulting agreement and would be entitled to receive a lump sum amount equal to all compensation due through the unexpired portion of the five-year consulting agreement. In addition, the Chairman Agreement provides that, in the event that Mr. Williams' employment with Sterling Software is terminated (with or without cause) and Mr. Williams is willing and able to devote his full-time efforts to the Company, the Company will offer to increase his compensation and benefits paid by the Company to a level reasonably equivalent to the combined compensation and benefits he is entitled to receive from both the Company and Sterling Software immediately prior to such termination.

  The Company has entered into an agreement (a "Severance Agreement") with twelve of its executive officers, including each of the Named Executive Officers (other than Mr. Williams), providing for the continued compensation of such executive officer in the event that the Company terminates his or her employment, with or without cause. Each of these agreements will expire a specified number of years (four in the case of Mr. Blow and two in the case of each of the other Named Executive Officers) after the date on which notice of termination is given to the executive officer by the Company. Each such agreement requires the Company to continue to pay the executive officer, upon his or her termination from employment by the Company, for a specified number of months (48 in the case of Mr. Blow and 24 in the case of each of the other Named Executive Officers), the salary, bonus and certain benefits in effect prior to the termination of his or her employment. In the event of a termination of employment following a Change in Control, at the executive officer's option, the terms of his or her Change-in-Control Agreement may govern such termination in lieu of the terms of the Severance Agreement.

  In addition to the above described agreements, the Company has agreed to reimburse each of the Named Executive Officers (other than Mr. Williams) for certain legal, financial and other professional services.

REPORT OF THE EXECUTIVE AND OPTION COMMITTEES ON EXECUTIVE COMPENSATION

  Overview and Philosophy. The Company is engaged in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. To achieve this objective, the Company believes that providing executive compensation that is tied in part to operating performance enables the Company to attract and retain key employees.

  During fiscal 1996, the members of the Executive Committee had primary responsibility for determining executive compensation levels. The Executive Committee, as part of its review and consideration of executive compensation, took into account, among other things, the following goals:

  . Providing incentives and rewards that will attract and retain highly qualified and productive people;

  . Motivating employees to high levels of performance;

  . Differentiating individual pay based on performance;

  . Ensuring external competitiveness and internal equity; and

  . Aligning the interests of the Company, its executives and stockholders.

  To achieve these goals, the Company's executive compensation policies integrate annual base compensation with cash bonuses based on operating performance, with a particular emphasis on attainment of planned objectives, and on individual initiatives and performance. Compensation through stock options is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. When granting stock options, the Option Committees evaluate a number of criteria, including the recipient's level of cash compensation, years of service with the Company, position with the Company, the number of unexercised options held by the recipient and other factors. The Option Committees have not established a formula to assign specific weights to any of these factors when making their determinations.

  Chief Executive Officer's Compensation for Fiscal 1996. In fiscal 1996, the Company's Chief Executive Officer was compensated in accordance with an agreement entered into effective March 13, 1996. Such agreement provided for an annual base salary of $500,000 and certain benefits plus such bonuses or other benefits and annual increases on which the Company and Mr. Williams may agree. Because there was no pre-established formula for determining
Mr. Williams' bonus for fiscal 1996, the Executive Committee exercised its judgment in awarding Mr. Williams a bonus of $250,000 for fiscal 1996. The Company's fiscal 1996 year-end results reflected record revenue and profit performance in each of the Company's major worldwide markets. Revenue increased 31.5% in fiscal 1996 over fiscal 1995, and earnings per share increased 30.5% in fiscal 1996 over fiscal 1995. In addition, the Executive Committee took into account Mr. Williams' key role in the successful completion of both the Offering and the Distribution. Based on these factors, the Executive Committee concluded that Mr. Williams' outstanding performance for the Company merited his bonus award. Mr. Williams was also granted options in fiscal 1996 to purchase 3,000,000 shares of Common Stock. See "--Option Grants During Fiscal 1996."

  Compensation for Other Executive Officers. Compensation of the Company's other executive officers is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and various benefits. Each element has a somewhat different purpose and all of the determinations of the Executive and Option Committees regarding the appropriate form and level of executive compensation were ultimately judgments based on such committees' ongoing assessment and understanding of the electronic commerce industry, the Company and the Company's executive officers. In determining base salaries for executive officers in fiscal 1996, the Executive Committee took into account individual experience and performance of its executive officers, as well as the Company's operating performance in fiscal 1996 and the attainment of financial and strategic objectives. Specifically, the Executive Committee and the Option Committees took into consideration the same types of factors (such as revenue and earnings per share and the successful completion of the Offering and Distribution) as were considered with respect to the Chief Executive Officer.

  In addition, the Company establishes for each fiscal year a plan for group presidents (the "Group Presidents Plan"), which is based on operating profits. All group presidents are eligible to participate in the Group Presidents Plan and, pursuant to such plan, they receive a salary as well as a bonus that is calculated as a percentage of the operating profits for their respective groups. No group president will be eligible for a bonus, however, unless his or her group meets certain minimum performance criteria. In addition, because the Group Presidents Plan does not constitute an employment agreement, a participant's employment and participation in such plan may be terminated by the Chief Executive Officer at any time.

  The Company maintains the Stock Option Plan for its executive officers, as well as directors, key employees, advisors and consultants. The Option Committees believe that the grant of options aligns executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return and enables executives to develop and maintain a significant long-term ownership position in the Company's Common Stock. All stock options granted during fiscal 1996 were granted at fair market value on the date of grant.

  In August 1993, as part of the Omnibus Budget Reconciliation Act of 1993,
Section 162(m) of the Code was enacted, which section provides for an annual $1,000,000 limitation on the deduction that an employer may claim for compensation of certain executives. Section 162(m) of the Code provides exceptions to the deduction limitation, and it is the intent of the Executive Committee and the Option Committees to qualify for such exceptions to the extent feasible and in the best interests of the Company. Option grants pursuant to the Stock Option Plan are intended to meet the performance based compensation exception to the deduction limitation.

  This report is submitted by the members of the Executive, Stock Option and Special Stock Option Committees:

        EXECUTIVE                  STOCK OPTION                 SPECIAL STOCK OPTION
        COMMITTEE                   COMMITTEE                        COMMITTEE
   --------------------        --------------------             --------------------
         Sam Wyly              Sterling L. Williams                Robert E. Cook
   Sterling L. Williams        Charles J. Wyly, Jr.                Honor R. Hill
   Charles J. Wyly, Jr.              Sam Wyly

EXECUTIVE AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Executive Committee of the Board have been and will be primarily responsible for determining executive compensation other than grants of stock options. The Stock Option Committee and the Special Stock Option Committee are responsible for determining grants of stock options. The following directors, who also are members of the Executive Committee and the Stock Option Committee, participated in meetings with respect to executive officer compensation matters: Sam Wyly, Sterling L. Williams and Charles J. Wyly, Jr. Sterling L. Williams is an executive officer of the Company.

  Sam Wyly and Charles J. Wyly, Jr. are executive officers of both Sterling Software and Michaels Stores and members of the executive committees, stock option committees and the Boards of Directors of the Company, Sterling Software and Michaels Stores and members of the compensation committee of the Michaels Stores' Board of Directors. In addition, Sterling L. Williams is a director and executive officer of both the Company and Sterling Software and a member of the executive committees, stock option committees and the Boards of Directors of the Company and Sterling Software. Accordingly, Sam Wyly, Charles
J. Wyly, Jr. and Sterling L. Williams have participated in decisions related to compensation of executive officers of each of the Company and Sterling Software, and Sam Wyly and Charles J. Wyly, Jr. have participated in decisions related to compensation of executive officers of each of the Company, Sterling Software and Michaels Stores. Evan A. Wyly, a director of the Company, is also an executive officer and a director of Sterling Software and an executive officer and a director of Michaels Stores. See "Certain Transactions."

                            STOCK PERFORMANCE CHART

  The following chart compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period commencing March 8, 1996, the date the Common Stock first began trading on the New York Stock Exchange on a when issued basis, and ending September 30, 1996 with a cumulative total return on the S&P 500 Index and the NASDAQ Computer & Data Processing Index. The comparison assumes $100 was invested on March 8, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                                    [CHART]

                                                                  3/8/96 9/30/96
                                                                  ------ -------
Sterling Commerce, Inc. .........................................  100     123
S&P 500 Index....................................................  100     109
NASDAQ Computer & Data Processing Index..........................  100     113

                             CERTAIN TRANSACTIONS

  In anticipation of the Offering, the Company and Sterling Software entered into a number of agreements (the "Intercompany Agreements") for the purpose of defining certain relationships between them. As a result of Sterling Software's ownership interest in the Company, the terms of such agreements were not the result of arm's-length negotiation. The Intercompany Agreements include a Tax Allocation Agreement, an International Marketing Agreement, a Space Sharing Agreement and a Services Agreement. The Tax Allocation Agreement states that for periods during which the Company and/or its subsidiaries were included in Sterling Software's consolidated federal income tax returns or consolidated, combined or unitary state tax returns, the Company is required to pay to or is entitled to receive from Sterling Software its allocable portion of the consolidated, federal and state income tax liability or refunds, respectively. Additionally, the Tax Allocation Agreement contains provisions for the handling of tax controversies. The International Marketing Agreement defines the terms pursuant to which Sterling Software acts as the exclusive distributor through March 1999 of certain of the Company's products in markets outside the United States and Canada. The International Marketing Agreement provides for the payment of royalties equal to 50% of the revenue that Sterling Software derives from licenses of the Company's interchange and communications software products and related product support services. In fiscal 1996, the Company received aggregate royalties from Sterling Software under the International Marketing Agreement of approximately $17,000,000. The Space Sharing Agreement defines the terms pursuant to which the Company and Sterling Software are allowed to utilize a portion of each other's office facilities for a fee. The Services Agreement, which expired effective as of the Distribution, included provisions related to cash management services provided by Sterling Software to the Company. The Intercompany Agreements are further described in the Company's Form 10-K which accompanies this Proxy Statement.

  Sterling Software remains the guarantor of certain office lease and other obligations of the Company incurred pursuant to agreements entered into prior to the Distribution. The aggregate payment over the remaining terms of the agreements guaranteed by Sterling Software is approximately $40,000,000. The Company is obligated to indemnify Sterling Software for any liabilities incurred by Sterling Software as guarantor of such obligations, and the Company has agreed to use reasonable efforts to promptly obtain Sterling Software's release from its obligations under the related guarantees. Sterling Software did not make any payments with respect to such guarantees during fiscal 1996.

  In fiscal 1996, the Company made payments totaling $118,436 to Intelecon Services, Inc. ("Intelecon") for providing audio and visual aids and other related services at prevailing rates at customer conferences, trade shows, user group meetings and other corporate meetings. Laurie and David Matthews, the daughter and son-in-law, respectively, of Sam Wyly, jointly hold approximately 40% of the outstanding stock of Intelecon. David Matthews is also an officer and a director of Intelecon.

                             INDEPENDENT AUDITORS

  The Board has selected Ernst & Young LLP as independent auditors to examine the Company's accounts for fiscal 1997. Representatives of Ernst & Young LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement relating to the 1998 Annual Meeting of Stockholders, such proposals must be received by the Company not later than September 24, 1997. Such proposals should be directed to Sterling Commerce, Inc., Attention: Secretary, 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206 prior to February 24, 1997, and thereafter at 300 Crescent Court, Suite 1200, Dallas, Texas 75201.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their best judgment in the interest of the Company.

                                 MISCELLANEOUS

  All costs incurred in the solicitation of proxies will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit proxies by mail, telephone or in person, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. In addition, Georgeson & Company has been retained by the Company to aid in the solicitation of proxies and will solicit proxies by mail, telephone or in person and may request brokerage houses and nominees to forward soliciting material to beneficial owners of Common Stock. For these services, Georgeson & Company will be paid a fee of $8,000, plus expenses.

  The Company's Form 10-K, which includes the Company's audited financial statements, accompanies this Proxy Statement.

  ADDITIONAL COPIES OF THE COMPANY'S FORM 10-K WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO STERLING COMMERCE, INC.
ATTN: INVESTOR RELATIONS, 8080 NORTH CENTRAL EXPRESSWAY, SUITE 1100, DALLAS, TEXAS 75206 (TELEPHONE: (214) 891-8680) PRIOR TO FEBRUARY 24, 1997, AND THEREAFTER AT 300 CRESCENT COURT, SUITE 1200, DALLAS, TEXAS 75201 (TELEPHONE:
(214) 981-1100).

                                          By Order of the Board of Directors

                                          Jeannette P. Meier
                                          Secretary

Dallas, Texas
January 21, 1997

                                  DETACH HERE

                            STERLING COMMERCE, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 27, 1997
P

R
         The undersigned hereby appoints Warner C. Blow and Jeannette P. Meier, O each with power to act without the other and with full power of substitution and resubstitution, as Proxies to represent and to vote, as designated on the X reverse side, all of the shares of Common Stock, $.01 par value, of Sterling
   Commerce, Inc. (the "Company") owned by the undersigned, at the Annual
Y Meeting of Stockholders (the "Meeting") to be held at the Company's offices at 4600 Lakehurst Court, Dublin, Ohio, South Building, on Thursday, February 27, 1997, commencing at 10:00 a.m., local time, upon such business as may properly come before the Meeting or any adjournments thereof including the following as set forth on the reverse side hereof.


         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                                                                  -------------
                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE      | SEE REVERSE |
                                                                 |    SIDE     |
                                                                  -------------

                               SEE REVERSE SIDE
                            STERLING COMMERCE, INC.

              Proxy Solicited on Behalf of the Board of Directors
      For Annual Meeting of Stockholders to be held on February 27, 1997

1. The election as Class A directors of the two nominees listed below (except as indicated to the contrary below); and

2. In their discretion on any other matter that may properly come before the Meeting or any adjournments thereof.

                                DETACH HERE
[X] Please mark
    votes as in
    this example.

    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no specification is given, this Proxy will be voted (i) FOR the election of each of the nominees for director; and (ii) at the discretion of the proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

    The Board of Directors unanimously recommends that stockholders vote FOR each of the persons listed below as a nominee to serve as a Class A director of the Company.

    1.  Election of Class A Directors
   NOMINEES:  Evan A. Wyly,  Honor R. Hill

                    [_]   FOR           [_] WITHHELD
                          BOTH              FROM BOTH
                        NOMINEES            NOMINEES

   [_]
       -----------------------------------
   For both nominees except as noted above         MARK HERE     [_]
                                                  FOR ADDRESS
                                                   CHANGE AND
                                                  NOTE AT LEFT

                                        Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.


Signature:                                Date:
          ------------------------------        ------------

Signature:                                Date:
          ------------------------------        ------------